UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

AFFYMAX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

19200 Stevens Creek Blvd. Suite 240
Cupertino, CA 95014
(Address of principal executive offices and zip code)

(650) 812 -8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 8, 2014, Affymax, Inc. (the “Company”) agreed to the terms of a settlement of the securities class action suit, Bartelt v. Affymax, Inc. et al., Case No. 3-13-CV-01025, initially filed on February 27, 2013, pending against the Company and certain of its former officers in the United States District Court for the Northern District of California. The agreement, which is subject to final documentation and Court approval, provides in part for a settlement payment of $6.5 million and the dismissal of all claims against the defendants in connection with the securities class action suit. The $6.5 million settlement payment, less any remaining retention at the time of payment, which is estimated to be less than $100,000, will be paid by the Company’s insurance provider under its insurance policy.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The Company uses words and phrases such as “an agreement,” “subject to,” “would,” “expects,” “provides” and similar expressions to identify forward-looking statements in this report, including forward-looking statements regarding the Company’s ability to settle all claims for $6.5 million. Such forward-looking statements are based on information available to the Company as of the date of this report and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) the ability to finally document the settlement with the plaintiffs; (ii) the ability to secure final approval from the Court; (iii) the extent to which individual claimants opt out of the class and pursue individual claims; (iv) the ability to overcome any objections or appeals regarding the settlement; and (v) other risks described in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and future filings and reports by the Company. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC.

Dated: May 14, 2014	By:	/s/ J. Weston Rose
J. Weston Rose President